UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2022
OPEN LENDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway
Suite 450
Austin, Texas 78746
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 512-892-0400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 31, 2022, Open Lending Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote on the three proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2022. The final voting results are set forth below.

Proposal 1 - Election of the Three Class II Director Nominees

The stockholders elected each of the three persons named below to serve as Class II members of the Company’s board of directors, to serve until the Company’s 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. The results of such vote were as follows:

	For	Withheld	Broker Non-Vote
Adam H. Clammer	72,404,760	17,596,340	18,927,177
Blair J. Greenberg	78,766,544	11,234,556	18,927,177
Shubhi Rao	79,671,169	10,329,931	18,927,177
Proposal 2 - Ratification of Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of such vote were as follows:

For	Against	Abstain	Broker Non-Vote
106,134,105	2,782,460	11,712	0

Proposal 3 - Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

The stockholders voted “1 Year” as the frequency of future stockholder advisory votes on the compensation of our named executive officers. The results of such vote were as follows:

1 Year	2 Years	3 Years	Abstain
89,568,110	7,524	304,604	120,862

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles Jehl
Name:	Charles D. Jehl
Title:	Chief Financial Officer
Date: June 1, 2022

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